UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2013

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01 Regulation FD Disclosure.

On November 6, 2013, the board of directors (the “Board”) of Epiq Systems, Inc. (“Epiq”) declared a cash dividend of $0.09 per share of outstanding common stock.  The dividend will be payable on February 24, 2014, to shareholders of record at the close of business on January 14, 2014.

The information in Item 7.01 of this Current Report on Form 8-K and in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any registration statement or other filing with the Securities and Exchange Commission made by Epiq under the Securities Act of 1933, as amended, or the Exchange Act, whether filed or made before or after the date hereof, except as otherwise expressly stated by specific reference in such filing.

On November 6, 2013, Epiq issued a press release announcing the declaration of a cash dividend and the approval of the 2014 Share Repurchase Program.  The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01  Other Events.

On November 6, 2013, Epiq’s Board approved and authorized the repurchase, on or prior to December 31, 2015, of Epiq’s outstanding shares of common stock up to an aggregate of $35.0 million (the “ 2014 Share Repurchase Program”).  The 2014 Share Repurchase Program will become effective on January 1, 2014, upon the expiration of Epiq’s current share repurchase program.  Epiq’s current share repurchase program was approved by the Board on June 1, 2012 for the repurchase, on or prior to December 31, 2013 of Epiq’s outstanding shares of common stock up to an aggregate of $35.0 million (the “2012 Share Repurchase Program”).  As of the date of this Current Report on Form 8-K, Epiq has repurchased approximately 2.1 million shares under the 2012 Share Repurchase Program for approximately $26.1 million.

Beginning on January 1, 2014, repurchases may be made pursuant to the 2014 Share Repurchase Program from time to time at prevailing market prices in the open market, in block trades or in privately negotiated purchases, or any combination thereof.  Epiq may utilize one or more plans with its brokers or banks for pre-authorized purchases within defined limits pursuant to applicable laws to effect all or a portion of the repurchases.  The timing, manner, price and amount of any share repurchases under the 2014 Share Repurchase Program will be determined by Epiq in its discretion and will be subject to market and economic conditions, prevailing stock prices, loan covenants, leverage objectives, applicable legal and regulatory requirements, and other factors.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 6, 2013, announcing the declaration of a cash dividend and approval of the 2014 Share Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: November 7, 2013

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director